EXHIBIT 10.4


                                  LASIRIS, INC.
                      EXECUTIVE INCENTIVE COMPENSATION PLAN


     1.   Purpose

     This Incentive Compensation Plan (the "Plan") is being adopted in connection with the acquisition by Lasiris Holdings, Inc., a New Brunswick corporation (the "Company") and a subsidiary of Stoker & Yale, Inc.("S&Y"), of all of the capital stock of Lasiris, Inc., a Canadian corporation ("Lasiris"), pursuant to that certain Offer of Purchase and Sale, dated as of March 14, 1998 (the "Offer"), by and among the S&Y, the Company, Lasiris and all holders of outstanding capital stock of Lasiris. The Plan, the adoption of which is a condition to the closing of the transactions contemplated by the Offer (the "Closing"), authorizes the grant of cash incentive awards to the participants named on Exhibit A hereto (the "Participants"). Additional Participants may be added to Exhibit A by action of the Compensation Committee of the Board of Directors of S&Y. The Plan is being adopted as a performance incentive for the Participants in connection with the operation of Lasiris.


     2.   Awards

     Subject to the terms and conditions of the Plan, cash awards shall be made under the Plan as follows:

          (a) As soon as practicable following the expiration of each of (i) the period from and including January 1, 1998 to and including December 31, 1998, (ii) the period from and including January 1, 1999 to and including December 31, 1999 and (iii) the period from and including January 1, 2000 to and including December 31, 2000 (each such period a "Fiscal Year"), S&Y's Chief Financial Officer shall deliver to the Compensation Committee of S&Y's Board of Directors (the "Compensation Committee") audited financial statements of Lasiris for the applicable Fiscal Year, prepared in accordance with generally accepted accounting principles (as in effect in Canada) applied consistently (the "Audited Financial Statements").

          (b) The aggregate amount of cash to be awarded under the Plan with respect to each Fiscal Year (the "Aggregate Award Amount") shall be determined based on the earnings before interest, taxes, depreciation and amortization ("EBITDA") reflected on the Audited Financial Statements and without reduction for (i) any amount paid or payable by Lasiris to the Societe de Development du Quebec ("SDI") pursuant to that certain letter agreement, dated as of October 31, 1997 or May 13, 1998, by and between S&Y, Lasiris and certain other parties named therein, (ii) any commitment fees or other extraordinary items payable by Lasiris to The Toronto-Dominion Bank ("TDB") in connection with that certain Credit Agreement, dated as of May 13, 1998, by and among TDB, Lasiris and certain other parties named therein or (iii) professional fees and expenses paid or payable by Lasiris in connection with the transactions and its financing contemplated by the Offer for the applicable Fiscal Year as follows:


     For the Fiscal Year Beginning on January 1, 1998 and Ending December 31, 1998(1)

--------------------------------------------------------------------------------
              EBITDA                             Aggregate Award Amount
--------------------------------------------------------------------------------
Less than $1,000,000                                      $0
--------------------------------------------------------------------------------
Greater than $1,000,000 but less than
$1,250,000                                            (.05)(EBITDA)
--------------------------------------------------------------------------------
Greater than $1,250,000 but less than
$1,500,000                                 $62,500 + (.075)(EBITDA - $1,250,000)
--------------------------------------------------------------------------------
Greater than $1,500,000                    $81,250 + (.09)(EBITDA - 1,500,000)
--------------------------------------------------------------------------------


     For the Fiscal Year Beginning on January 1, 1999 and Ending December 31, 1999(1)

--------------------------------------------------------------------------------
              EBITDA                             Aggregate Award Amount
--------------------------------------------------------------------------------
Less than $1,150,000                                       $0
--------------------------------------------------------------------------------
Greater than $1,150,000 but less than
$1,437,500                                            (.05)(EBITDA)
--------------------------------------------------------------------------------
Greater than $1,437,500 but less than
$1,725,000                                 $71,875 + (.075)(EBITDA - $1,437,500)
--------------------------------------------------------------------------------
Greater than $1,725,000                    $93,437 + (.09)(EBITDA - 1,725,000)
--------------------------------------------------------------------------------

--------
     (1) All amounts are in Canadian Dollars unless otherwise indicated.

     For the Fiscal Year Beginning on January 1, 2000 and Ending December 31, 2000(1)

--------------------------------------------------------------------------------
              EBITDA                             Aggregate Award Amount
--------------------------------------------------------------------------------
Less than $1,322,500                                      $0
--------------------------------------------------------------------------------
Greater than $1,322,500 but less than
$1,653,125                                           (.05)(EBITDA)
--------------------------------------------------------------------------------
Greater than $1,653,125 but less than
$1,983,750                                 $82,656 + (.075)(EBITDA - $1,653,125)
--------------------------------------------------------------------------------
Greater than $1,983,750                    $107,452 + (.09)(EBITDA - 1,983,750)
--------------------------------------------------------------------------------

          (c) The foregoing notwithstanding, the Aggregate Award Amount otherwise payable for the Fiscal Year ending December 31, 1998 shall be equal to the Aggregate Award Amount as determined above multiplied by a fraction the numerator of which shall be the number of days from the closing date of the transactions contemplated by the Offer to and including December 31, 1998 and the denominator of which shall be 365.

     3.   Administration

          (a) The Plan shall be administered by the Compensation Committee, as such committee is constituted from time to time. Action by the Compensation Committee with respect to the Plan shall require the affirmative vote of a majority of all of its members.

          (b) Subject to the terms and conditions of the Plan, the Compensation Committee shall have the power:

               (i) To construe and interpret the Plan and to establish, amend and revoke rules and regulations for the administration of the Plan (including, without limitation, to correct any defect or supply any omission, or reconcile any inconsistency, in the Plan) in the manner and to the extent the Compensation Committee shall deem necessary or expedient to make the Plan fully effective; and

               (ii) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of S&Y, Lasiris and the Participants with respect to the Plan.

     All decisions and determinations by the Compensation Committee in the exercise of these powers shall be final and binding upon Lasiris and the Participants.


     4.   Awards

     With respect to each Fiscal Year described above, the Compensation Committee shall award to the Participants, the entire Aggregate Award Amount determined in accordance with Section 2 above. Such awards shall be distributed by Lasiris to the Participants no later than thirty (30) days after the delivery of Audited Financial Statements for the pertinent Fiscal Year. In no event shall the aggregate amount of cash awards made to the Participants with respect to any such Fiscal Year exceed the Aggregate Award Amount for such Fiscal Year. Each participant shall have the right to receive such award in cash or in Exchangeable Shares (as defined in the Offer). In the event that any Participant elects to receive an award in the form of Exchangeable Shares, the number of Exchangeable Shares deliverable to such Participant shall be equal to the quotient of (i) the amount of the award payable to such Participant divided by
(ii) the then current Fair Market Value (as defined below) of the Buyer Stock (as defined in the Offer). For the purposes of this Plan, with respect to Buyer Stock, "Fair Market Value" shall mean, as of any date, the average of the closing prices for Buyer Stock on the Nasdaq SmallCap Market for the sixty (60) days prior to the date of determination.


     5.   Eligibility

     Awards under the Plan shall be made solely to the Participants set forth on Exhibit A, as such Exhibit is amended from time to time by the Compensation Committee. No person who is not an employee of Lasiris on the last day of any Fiscal Year (a "Terminated Participant") shall be entitled to receive any award under the Plan with respect to such Fiscal Year, regardless of whether such person is listed as a Participant on Exhibit A, unless such Terminated Participant's employment with Lasiris was terminated under circumstances constituting a breach by Lasiris of the Employment and Non-Competition Agreement between such Terminated Participant and Lasiris, if any. The portion of the Aggregate Award Amount that would otherwise be payable to a Terminated Participant, but for the termination of his or her employment, shall be available for distribution to Participants hereunder.


     6.   Taxation of Awards

     Lasiris shall undertake to make deductions, withholdings and tax reports with respect to awards under the Plan to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. Payments under the Plan shall be in amounts net of any such deductions or withholdings. Nothing in the Plan shall be construed to require Lasiris to make any payments to compensate any Participant for any adverse tax effect associated with any awards or for any deduction or withholding from any awards.

     7.   Amendment of the Plan

     The Board of Directors of the Company, the Board of Directors of S&Y or the Compensation Committee, with the written consent of a majority of the Participants, may discontinue or amend the Plan at any time, or from time to time.

     8.   Nonexclusivity of the Plan

     The adoption of the Plan by the Board of Directors shall not be construed as creating any limitations on the power of the Board of Directors or the Compensation Committee to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of cash bonuses or awards otherwise than under the Plan. The Plan shall not under any circumstances be deemed to confer upon any Participant or other employee any right to continued employment with the Company or S&Y.

     9.   Governing Law

     This Agreement shall be construed under and governed by the internal laws of the Provinces of Quebec, Canada and the federal laws of Canada applicable therein without regard to its conflict of laws provisions.

     10.  Effective Date of the Plan; Duration of the Plan

     The Plan shall become effective upon the date that it is approved by the Board of Directors. The Plan shall expire, and no further awards shall be made under the Plan, after the date on which the awards, if any, with respect to the Fiscal year ending December 31, 2000 are made.

     11.  Language

     At the request of the parties, this agreement and all documents relating thereto have been, and shall be, drawn up in the English language. A la demande des parties aux presentes, cette convention et tout dcument s'y rapportant ont ete rediges en langue anglaise.

                                       ***

Approved by Board of Directors: March 5, 1998

                                    EXHIBIT A

                                Plan Participants


Alain Beauregard

Luc Many